Exhibit 99.1

FARO® Announces Resignation of Peter G. Abram as Chief Financial Officer

Lake Mary, FL March 20, 2015 - FARO Technologies, Inc. (NASDAQ:FARO), the world’s most trusted source for 3D measurement, imaging, and realization technology, announces that the Company and Peter G. Abram have mutually agreed that Mr. Abram will resign from his position as the Company’s Senior Vice President and Chief Financial Officer, effective immediately, in connection with a recent family tragedy and other reasons. The mutual decision for Mr. Abram to resign was not related to any disagreement between Mr. Abram and the Company relating to the Company’s operations, policies or practices.

The Company has commenced a comprehensive search for a new Chief Financial Officer to succeed Mr. Abram. Until the Company appoints a new Chief Financial Officer, Janet D’Anjou, the Company’s Vice President and Corporate Controller, will serve as the Company’s interim principal financial officer and interim principal accounting officer. Ms. D’Anjou will not receive any additional compensation for performing these additional duties.

Ms. D’Anjou, age 39, has served as Vice President and Corporate Controller of the Company since May 2014. Prior to joining the Company, Ms. D’Anjou was employed at Tupperware Brands Corporation as Director, Financial Reporting (U.S. and Canada Operating Unit) from 2011 to May 2014 and as Director, External Reporting/Assistant Controller from 2007 to 2011. Previously, Ms. D’Anjou was a technical accounting manager at Itron, Inc. from 2006 to 2007. Ms. D’Anjou began her career at BDO Seidman LLP, where she served from 1997 to 2006 in roles of increasing responsibility. Ms. D’Anjou has over 15 years of financial reporting/controller experience. Ms. D’Anjou holds a B.A. degree in Business Administration and Accounting from Washington State University and is a Certified Public Accountant.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties, such as statements about demand for and customer acceptance of FARO’s products, and FARO’s product development and product launches. Statements that are not historical facts or that describe the Company’s plans, objectives, projections, expectations, assumptions, strategies, or goals are forward-looking statements. In addition, words such as “is,” “will” and similar expressions or discussions of FARO’s plans or other intentions identify forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results, performances, or achievements to differ materially from future results, performances, or achievements expressed or implied by such forward-looking statements. Consequently, undue reliance should not be placed on these forward-looking statements.

Factors that could cause actual results to differ materially from what is expressed or forecasted in such forward-looking statements include, but are not limited to:

•	The loss of the Company’s Chief Executive Officer or other key personnel; and

•	other risks detailed in Part I, Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

Forward-looking statements in this release represent the Company’s judgment as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, unless otherwise required by law.

About FARO

FARO is the world’s most trusted source for 3D measurement, imaging and realization technology. The Company develops and markets computer-aided measurement and imaging devices and software. Technology from FARO permits high-precision 3D measurement, imaging and comparison of parts and complex structures within production and quality assurance processes. The devices are used for inspecting components and assemblies, rapid prototyping, documenting large volume spaces or structures in 3D, surveying and construction, as well as for investigation and reconstruction of accident sites or crime scenes.

The Company’s global headquarters is located in Lake Mary, FL; its European regional headquarters in Stuttgart, Germany; and its Asia/Pacific regional headquarters in Singapore. FARO has other offices in the United States, Canada, Mexico, Brazil, Germany, the United Kingdom, France, Spain, Italy, Poland, Turkey, the Netherlands, Switzerland, Portugal, India, China, Malaysia, Vietnam, Thailand, South Korea, and Japan.

More information is available at http://www.faro.com

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